Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
AMTECH SYSTEMS, INC.

an Arizona corporation

As Amended and Restated Effective as of September 23, 2020

I. CORPORATION ARTICLES

1.1 References to Articles. Any reference herein made to the Articles of Amtech Systems, Inc. (the “Corporation”) will be deemed to refer to its Articles of Incorporation (the “Articles”) and all amendments thereto as at any given time on file with the Arizona Corporation Commission (or any successor to its functions) pursuant to applicable law.

1.2 Seniority. The Articles will in all respects be considered senior and superior to these Amended and Restated Bylaws of the Corporation (the “Bylaws”), with any inconsistency to be resolved in favor of the Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

II. CORPORATION OFFICES

2.1 Known Place of Business. The known place of business of the Corporation in the state of Arizona shall be the office of its statutory agent unless otherwise designated in the Articles or in a written statement or document duly executed and filed with the Arizona Corporation Commission. The Corporation may have such other offices, either within or without the state of Arizona, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

2.2 Change Thereof. The Board of Directors may change the Corporation’s known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation Commission pursuant to applicable law.

III. SHAREHOLDERS

3.1 Annual Meetings. Annual meetings of the shareholders shall be held at such date, time and place (including by remote communication) as fixed by the Board of Directors for the purpose of electing directors and transacting any other business as may  properly come before such meetings. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. Any director elected at any annual meeting, deferred annual meeting or special meeting will continue in office until the election of his or her successor, subject to his or her earlier resignation pursuant to Section 7.1 below.

3.2 Special Meetings. Except as otherwise required by law, special meetings of the shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or the Chief Executive Officer of the Corporation and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting. The business which may be conducted at any such special meeting shall be confined to the purpose or purposes stated in the notice thereof required by Section 3.3 below and to such additional matters as the chairman of such meeting may rule to be germane to such purpose or purposes.  The ability of the shareholders to call a special meeting is specifically denied.

3.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Articles or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting..

3.4 Fixing of Record Dates.   In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for shareholders entitled to receive notice of the meeting of shareholders or any other action, which, in the case of a meeting, shall not be not less than ten (10) nor more than sixty (60) days before the date of such meeting or, in the case of any other action, shall not be more than sixty (60) days prior to such other action. If the Board of Directors so fixes a date for the determination of shareholders entitled to receive notice of a meeting of shareholders, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the Corporation.

3.5 Shareholder Record. The officer or agent having charge of the stock ledger books for the Corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting (and at any adjournment thereof), arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such record shall be produced and kept open (i) at the office of the Corporation prior to the time of the meeting, and (ii) at the time and place of the meeting. Such record shall be subject to the inspection of any shareholder during such times for any purpose germane to the meeting.

3.6 Proxies. Any shareholder entitled to vote may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his or her proxy is executed in writing by such shareholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided therein. The burden of proving the validity of any undated, irrevocable or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. An electronic transmission appearing to have been transmitted by a shareholder or by his or her duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. A copy, facsimile transmission, or other reliable reproduction of the proxy authorized by this Section 3.6 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

3.7 Voting. Except for the election of directors (which will be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the Corporation’s Articles, these Bylaws or by statute, each issued and outstanding share of the Corporation (specifically excluding shares held in the treasury of the Corporation) represented at any meeting of the shareholders in person or by a proxy given pursuant to Section 3.6 above, will be entitled to one vote of the shareholders at such meeting. Unless otherwise required by the Corporation’s Articles or by applicable law, any other question submitted to the shareholders will be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Notwithstanding the foregoing, in the case of a matter submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of the Nasdaq Stock Market or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), the vote required for approval shall be the requisite vote specified in such shareholder approval policy, Rule 16b-3 or Code provision, as the case may be.  Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

3.8 Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the Corporation issued, outstanding and entitled to vote at the meeting will constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by the Chairman of the Board of Directors or pursuant to a resolution of the Board of Directors, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

3.9 Notice of Shareholder Business (Other than the Election of Directors).

(a) At any annual or special meeting of shareholders, only such business (other than nominations for election of directors, which is governed by Section 4.2 of these Bylaws) shall be conducted or considered as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles or these Bylaws, each item of business to be properly brought before an annual meeting must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the persons calling the meeting pursuant to the Articles; (ii) be otherwise properly brought before the meeting by or at the direction of the Board; or (iii) be otherwise properly brought before the meeting by a shareholder who (A) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3.9 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the notice procedures set forth in this Section 3.9 as to such business. For any business to be properly brought before an annual meeting by a shareholder (other than nominations for election of directors, which is governed by Section 4.2 of these Bylaws), it must be a proper matter for shareholder action under the Title 10 of the Arizona Revised Statutes – Corporations and Associations (hereinafter, the “Arizona General Corporation Law”), and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety (90) days nor earlier than one-hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made. For purposes of these Bylaws, “public announcement” shall have the meaning set forth in Section 4.2(d). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(b) A shareholder’s notice to the Secretary of the Corporation shall set forth:

(i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Proposing Person”):

(A) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of any other Proposing Person,

(B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the shareholder and any other Proposing Person as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the shareholder and any other Proposing Person as of the record date for voting at the meeting,

(C) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice,

(D) any material interest of the shareholder and any other Proposing Person in such business,

(E) the following information regarding the ownership interests of the shareholder and any other Proposing Person which shall be supplemented in writing by the shareholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date:

(1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or other Proposing Person has a right to vote any shares of any security of the Corporation;

(3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”);

(4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation;

(5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(6) a description of any performance-related fees (other than an asset-based fee) to which such shareholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or other Proposing Person’s immediate family sharing the same household;

(7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder or other Proposing Person; and

(8) a description of any direct or indirect interest of such shareholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and

(F) any other information relating to such shareholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The terms “associate” and “beneficially owned” for purposes hereof shall have the meanings set forth in Section 4.2(d) of these Bylaws.

(c) Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting or a special meeting of shareholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.9, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(d) Notwithstanding the foregoing provisions of this Section 3.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.9; provided, however, that any references in this Section 3.9 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 3.9. Nothing in this Section 3.9 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Articles or these Bylaws.

(e) Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) of this Section 3.9 shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

3.10 Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the result thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the Corporation.

3.11 Organization and Conduct of Meetings.

(a) Each meeting of shareholders will be called to order and thereafter chaired by the Chairman of the Board if there is one; or if there is no Chairman of the Board or if the Chairman of the Board is absent or so requests, then by the Chief Executive Officer or President (to the extent such positions are held by different people).

(b) The Secretary of the Corporation will act as secretary of each meeting of shareholders; in his or her absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary.

(c) After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election.

(d) After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof).

(e) The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (i) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (ii) restrict use of audio or video recording devices at the meeting, and (iii) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 3.9, this Section 3.11 and Section 4.2. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 3.9, this Section 3.11 and Section 4.2, and if he or she should so determine that any proposed nomination or business is not in compliance with such Sections, he or she shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

3.12 Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the shareholders at a duly constituted meeting of the shareholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to Section 13.4 above). If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting the same will be valid and binding upon the Corporation and all of its shareholders as it would be if it were the act of its shareholders.

3.13 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

3.14 Action by Shareholders Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same effect as a unanimous vote of the shareholders of the Corporation at a meeting duly called and noticed.

IV. BOARD OF DIRECTORS

4.1 Membership.

(a) The total number of authorized directors shall be fixed from time to time by the affirmative vote of a majority of the Board of Directors.  The authorized number of directors as of the date of these Bylaws shall be seven (7). The directors shall be elected at the annual meeting of the shareholders, except as provided in paragraph (b) of this Section 4.1, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

(b) Vacancies, including newly created directorships, resulting in any increase in the authorized number of directors may be filled by an affirmative vote of a majority of the remaining directors then in office, though not less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. Until the Board of Directors votes to fill any such vacancies, the directors may continue to act and function as the Board of Directors so long as there is at least one (1) director holding office. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

4.2 Nomination of Directors.

(a) Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors, or on behalf of the Board of Directors by a nominating committee appointed by the Board of Directors, or by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this Section 4.2, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 4.2.

(b) All nominations by shareholders must be made pursuant to timely notice given in writing to the Secretary of the Corporation. To be timely, a shareholder’s nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one-hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth:

(i) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”),

(A) the name and address, as they appear on the Corporation’s books, of the shareholder who intends to make the nomination and of any other Nominating Person,

(B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the shareholder and any other Nominating Person as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the shareholder and any other Nominating Person as of the record date for voting at the meeting,

(C) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice,

(D) the following information regarding the ownership interests of the shareholder and any other Nominating Person, which shall be supplemented in writing by the shareholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date:

(1) a description of any Derivative Instrument directly or indirectly owned beneficially by such shareholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or other Nominating Person has a right to vote any shares of any security of the Corporation;

(3) a description of any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such shareholder or other Nominating Person;

(4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation;

(5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(6) a description of any performance-related fees (other than an asset-based fee) to which such shareholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or other Nominating Person’s immediate family sharing the same household;

(7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder or other Nominating Person; and

(8) a description of any direct or indirect interest of such shareholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(E) a description of all arrangements or understandings between the shareholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder,

(F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any other Nominating Person, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and

(G) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors,

(ii) the signed consent of each nominee to serve as a director of the Corporation if so elected, and

(iii) a statement whether such nominee, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding the second sentence of this Section 4.2(b), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one-hundred (100) days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a shareholder’s notice required by this Section 4.2(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who complies with the notice procedures set forth in this Section 4.2. Nominations by shareholders may be made at any special meeting called pursuant to Section 3.2 hereof, if the shareholder’s notice as required by Section 4.2(b) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 4.2, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(e) Only those persons who are nominated in accordance with the procedures set forth in this Section 4.2 shall be eligible for election as directors at any meeting of shareholders. The chairman of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this Section 4.2, and, if any nomination is not in compliance with this Section 4.2 (including if the shareholder does not provide the updated information required under Section 4.2(b) to the Corporation within the applicable timer period specified therein following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting or a special meeting of shareholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.2, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(f) Notwithstanding the foregoing provisions of this Section 4.2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.2; provided, however, that any references in this Section 4.2 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 4.2. Nothing in this Section 4.2 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Articles or these Bylaws.

4.3 Regular Meetings. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders’ meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

4.4 Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the Chief Executive Officer or the number of directors which would be required to constitute a quorum.

4.5 Notices. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given on at least forty-eight (48) hours’ notice to each director. Whenever notice is required to be given to any director by applicable law, the Articles, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a director at any meeting will automatically evidence his or her waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. Any meeting, once properly called and noticed (or at which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

4.6 Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors will consist of a majority of those then in office. Once a quorum has been formed, the directors from time to time remaining in attendance at such meeting prior to its adjournment will continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough directors to leave less than a quorum.

4.7 Voting. Any matter submitted to a meeting of the Board of Directors will be resolved by a majority of the votes cast thereon. In case of an equality of votes, the chairman of the meeting will have a second or deciding vote.

4.8 Executive Committee. The Board of Directors, by resolution adopted by a majority of the full board, may name one or more of its members as an executive committee. Such executive committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, subject to such limitations as may be included in the Board’s resolution; provided, however, that such executive committee shall not have the authority of the Board of Directors in reference to the following matters: (i) the submission to shareholders of any action that requires shareholders’ authorization or approval under applicable law; (ii) the filling of vacancies on the Board of Directors or in any committee of the Board of Directors; (iii) the amendment or repeal of the Bylaws, or the adoption of new Bylaws; and (iv) the fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors. Any member of the executive committee may be removed, with or without cause, by the Board of Directors. In the event any vacancy occurs in the executive committee, it shall be filled by the Board of Directors.

4.9 Other Committees. The Board of Directors, from time to time, by resolution adopted by a majority of the full Board, may appoint other standing or temporary committees from its membership and vest such committees with such powers as the Board may include in its resolution; provided, however, that such committees shall be restricted in their authority as specifically set forth with respect to the executive committee in Section 4.8 above.

4.10 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or of any committee at which action is taken on any matter and whose vote is not recorded at such meeting will be presumed to have assented to the action taken unless he/she files his/her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the Corporation within two (2) business days after the adjournment of the meeting. A right to dissent will not be available to a director who voted in favor of the action.

4.11 Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or of any committee and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a director or committee member. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.12 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote of the directors or committee members of the Corporation at a meeting duly called and noticed.

4.13 Meetings by Conference Telephone. Any member of the Board of Directors or of a committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.5 above.

V. OFFICERS – General

5.1 Elections and Appointments. The Board of Directors will elect or appoint a president, one or more vice presidents, a secretary, and a treasurer, and may choose a chairman of the Board. The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be held at any other meeting of the Board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his or her successor, subject to action earlier taken pursuant to Section 5.4 or 7.1 below. Any two or more offices may be held by the same person, except the offices of president and secretary.

5.2 Additional Appointments. In addition to the officers contemplated in Section 5.1 above, the Board of Directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President or by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence or disability.

5.3 Bonds and Other Requirements. The Board of Directors may require any officer to give bond to the Corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board.

5.4 Removal; Delegation of Duties. The Board of Directors may, whenever in its judgment the best interests of the Corporation will be served thereby, remove any officer or agent of the Corporation or temporarily delegate his or her powers and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

5.5 Salaries. The salaries of officers may be fixed from time to time by the Board of Directors or (except as to the President’s own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

VI. SPECIFIC OFFICERS

6.1 Chairman of the Board. The Board of Directors may elect a chairman to serve as a general executive officer of the Corporation, and, if specifically designated as such by the Board, as the Chief Executive Officer of the Corporation. If elected, the chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board may from time to time delegate to him or her.

6.2 President and Vice Presidents. Unless otherwise specified by resolution of the Board of Directors, the President will be the Chief Executive Officer of the Corporation. The President will supervise the business and affairs of the Corporation and the performance by all of its other officers of their respective duties, subject to the control of the Board of Directors (and of its chairman, if the chairman has been specifically designated as Chief Executive Officer of the Corporation). One or more C-level executive shall be elected by the Board of Directors.  One or more vice presidents shall be elected by the Chief Executive Officer to perform such duties as may be  assigned or delegated to them by the Chief Executive Officer. Anyone of the C-level executives as authorized by the Board will be vested with all of the powers and charged with all of the duties of the President in the event of his or her absence or inability to act. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President or any vice president will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation. The President or any vice president may represent the Corporation at any meeting of the shareholders of any other Corporation in which this Corporation then holds shares and may vote this Corporation’s shares in such other Corporation in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

6.3 Secretary. The secretary will keep the minutes of meetings of the shareholders, Board of Directors and any committee, and all unanimous written consents of the shareholders, Board of Directors and any committee of the Corporation, and will see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary will be custodian of the corporate seal and corporate records, and, in general, perform all duties specifically provided in a resolution of the Board of Directors, the Secretary and each assistant secretary will be a proper officer to take charge of the Corporation’s stock transfer books and to compile the voting record pursuant to Section 3.5, above, and to impress the Corporation’s seal on any instrument signed by the President, any vice president or any other duly authorized person, and to attest to the same.

6.4 Treasurer. The Treasurer will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositaries, subject to withdrawal in such manner, as may be designated by the Board of Directors. He or she will render to the President, the directors and the shareholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements and returns as may be required by law.

VII. RESIGNATIONS AND VACANCIES

7.1 Resignations. Any director, committee member or officer may resign from his or her office at any time by written notice delivered or addressed to the Corporation at its known place of business. Any such resignation will be effective upon its receipt by the Corporation unless some later time is therein fixed, and then from that time; the acceptance of a resignation will not be required to make it effective.

7.2 Vacancies. If the office of any director, committee member or officer becomes vacant by reason of his or her death, resignation, disqualification, removal or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.

VIII. SEAL

8.1 Form Thereof. The Board of Directors may provide for a seal of the Corporation which will have inscribed thereon the name of the Corporation, the state and year of its incorporation and the words “Corporate Seal.”

IX. CERTIFICATES REPRESENTING SHARES

9.1 Form Thereof. Shares of the Corporation may be certificated, or uncertificated and registered in book-entry form. Each certificate representing shares of the Corporation will be in such form as may from time to time be approved by the Board of Directors, will be consecutively numbered and will exhibit such information as may be required by applicable law. Except as otherwise provided by law, the rights and obligations of holders of uncertificated shares shall be identical to the rights and obligations of holders of certificated shares of the same class and series.

9.2 Signatures and Seal Thereon. All certificates issued for shares of the Corporation (whether new, reissued or transferred) will bear the signatures of the President or Vice President, and of the Secretary or an assistant secretary, and the impression of the Corporation’s corporate seal, if any. The signatures of such officers of the Corporation and the impression of its corporate seal may be in facsimile form on any certificate which is countersigned by a transfer agent and/or registered by a registrar duly appointed by the Corporation and other than the Corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the Corporation indicated on such certificates, they may still be countersigned, registered, issued and delivered by the Corporation’s transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

9.3 Ownership. The Corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

9.4 Transfers. Transfers of shares of the Corporation may be made on the stock transfer books of the Corporation only at the direction of the person named in the certificate therefor (or by such person’s duly authorized attorney-in-fact) and upon the surrender of such certificate or, in the case of uncertificated shares, only at the direction of the person named as the holder in the records of the transfer agent or the Corporation (or by his or her duly authorized attorney-in-fact).

9.5 Lost Certificates. In the event of the loss, theft or destruction of any certificate representing shares of the Corporation or of any predecessor Corporation, the Corporation may, at its option, register or cause to be registered in the name of the person entitled thereto uncertificated shares in place of such certificate, or may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his or her ownership of the certificate, as the Corporation considers satisfactory, together with any other facts which the Corporation considers pertinent, and further provided that, if so required by the Corporation, the owner shall provide a bond in form and amount satisfactory to the Corporation (and to its transfer agent and/or registrar, if applicable). The Corporation may act through its President or any vice president for any purpose of this Section 9.5.

X. DIVIDENDS

10.1 Subject to such restrictions or requirements as may be imposed by applicable law or the Corporation’s Articles or as may otherwise be binding upon the Corporation, the Board of Directors may from time to time declare and the Corporation may pay dividends on shares of the Corporation outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the Corporation on or as of such payment or distribution dates as the Board may prescribe.

XI. AMENDMENTS

11.1 These Bylaws may be altered, amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new Bylaws may be adopted, at any duly constituted meeting of the Board of Directors (the notice of which meeting either includes mention of the proposed action relative to the Bylaws or is waived pursuant to Section 4.5 above) or, alternatively, by unanimous written consent to corporate action without a meeting of the Board of Directors pursuant to Section 4.12 above. If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.

XII. FORUM FOR CERTAIN ACTIONS

12.1 Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of Title 10 of the Arizona General Corporation Law, the Articles or Bylaws, or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be a federal court located Maricopa

County within the state of Arizona, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

XIII. MISCELLANEOUS

13.1             Notice to Shareholders. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the Arizona General Corporation Law, the Articles or these Bylaws may be given in writing directed to the shareholder’s mailing address (or by electronic transmission directed to the shareholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the shareholder’s address, or (iii) if given by electronic mail, when directed to such shareholder’s electronic mail address (unless the shareholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the Arizona General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to shareholders given by the Corporation under any provision of the Arizona General Corporation Law, the Articles or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such shareholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the Arizona General Corporation Law, to the extent set forth therein.

13.2        Electronic Transmission. The term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

13.3Notice to Shareholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to shareholders, any notice to shareholders given by the Corporation under any provision of the Arizona General Corporation Law (to the extent there exists such a provision), the Articles, or these Bylaws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. A shareholder may revoke such shareholder’s consent by delivering written notice of such revocation to the Corporation. Any shareholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such shareholder a single written notice shall be deemed to have consented to receiving such single written notice.

13.4Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever any notice is required to be given under applicable law, the Articles, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting was not lawfully called or convened.